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                                                              Exhibit No. 16(b)

                                POWER OF ATTORNEY

            I, Brian M. Storms, Trustee and President (Chief Executive Officer) of PaineWebber PACE Select Advisors Trust ("Trust"), hereby constitute and appoint Amy R. Doberman, Keith A. Weller, Arthur J. Brown, Elinor W. Gammon and Benjamin J. Haskin, and each of them singly, my true and lawful attorneys, with full power to sign for me, in my name and in my capacities as Trustee and as President (Chief Executive Officer) of the Trust, any amendments to the current registration statement of the Trust on Form N-1A (as filed with the Securities and Exchange Commission) and all instruments necessary or desirable in connection therewith, and hereby ratify and confirm my signature as it may be signed by said attorneys to these amendments to registration and other instruments.

SIGNATURE                        TITLE                            DATE

/s/ Brian M. Storms         Trustee and President
-------------------       (Chief Executive Officer)               July 24, 2001
Brian M. Storms